Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

FedFirst Financial Corporation

Monessen, Pennsylvania

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of CB Financial Services, Inc. our report dated March 12, 2014, relating to the consolidated financial statements of FedFirst Financial Corporation as of December 31, 2013 and 2012 and for the years then ended, which appears in such Amended Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Amended Registration Statement.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania
July 28, 2014